UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street	14031
Clarence, New York	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Investment Agreement

On September 15, 2014, 22nd Century Group, Inc. (the “Company”) made an investment of $700,000 in Anandia Laboratories Inc. (“Anandia”), a Canadian plant biotechnology company in Vancouver, pursuant to an Investment Agreement, in exchange for a twenty-five percent (25%) equity interest in Anandia, plus the issuance of 150,000 shares of common stock of the Company, par value $0.00001 (“Common Stock”). On or before March 31, 2015, the Company will issue Anandia an additional $325,000 in value of Common Stock. The Investment Agreement contains anti-dilution provisions for the benefit of the Company. As part of the Investment Agreement, the Company was granted an exclusive license in the United States granting rights to genes required for cannabinoid production in the cannabis plant and worldwide co-exclusive rights with Anandia to this proprietary technology, except that Anandia retains exclusive rights in Canada. The technology includes 23 patent applications filed between August 2010 and June 2014, one of which recently received a Notice of Allowance by the United States Patent and Trademark Office.

The foregoing description of the Investment Agreement is not complete and is qualified in its entirety by reference to the exhibit attached to this Current Report on Form 8-K and is incorporated by reference herein.

Securities Purchase Agreement

On September 17, 2014, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Crede CG III, Ltd. (“Crede”). Under the terms of the Securities Purchase Agreement, the Company agreed to sell and issue to Crede 3,871,767 shares of Common Stock at an offering price of $2.5828 per share, which was the volume weighted average price for the Common Stock on the NYSE MKT during normal trading hours for the three trading days of September 10, 11 and 12, 2014. The Company also agreed to pay a fee of $430,000 to Chardan Capital Markets, LLC, the exclusive placement agent in this transaction.

The Securities Purchase Agreement contains customary representations, warranties and covenants. In addition, if the Company issues equity or equity-linked securities on or before December 31, 2014 for an effective per share price less than the per share purchase price for the shares of Common Stock being sold pursuant to the Securities Purchase Agreement, then the Company will be required to issue to Crede a number of additional shares of Common Stock such that Crede’s cost of Common Stock would equal such lower price.

In connection with the entry into the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) requiring the Company to register the resale of the shares of Common Stock issued pursuant to the Securities Purchase Agreement. The Registration Rights Agreement provides customary penalties for the benefit of Crede in the event the Registration Rights Agreement is not timely filed and declared effective by the Securities and Exchange Commission.

The foregoing description of the Securities Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the exhibits attached to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 regarding the sale of unregistered shares of Common Stock of the Company is incorporated herein by reference. The purchase and sale of the shares of Common Stock was made in reliance upon the exemption from registration provided by Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended.

Item 7.01	Regulation FD.

On September 18, 2014, the Company issued press releases announcing the transactions described above in Item 1.01. Copies of the press releases are furnished herewith as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 2.1	Stock Purchase Agreement, dated September 17, 2014, by and between 22nd Century Group, Inc. and Crede CG III, Ltd.†

Exhibit 2.2	Investment Agreement, dated April 11, 2014, by and between 22nd Century Group, Inc. and Anandia Laboratories Inc. †

Exhibit 10.1	Registration Rights Agreement, dated September 17, 2014, by and between 22nd Century Group, Inc. and Crede CG III, Ltd.

Exhibit 99.1	Press Release dated September 18, 2014.

Exhibit 99.2	Press Release dated September 18, 2014.

†Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. 22nd Century hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date: September 18, 2014	Joseph Pandolfino
Chief Executive Officer